EXHIBIT 4.5
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THIS  SECURITY  IS A  GLOBAL  SECURITY  WITHIN  THE  MEANING  OF  THE  INDENTURE
HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THE SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO. 1                                                               $420,000,000
CUSIP No. 354613 AD 3

                            FRANKLIN RESOURCES, INC.

                          3.700% Senior Notes due 2008

     Franklin Resources, Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Four Hundred Twenty Million Dollars ($420,000,000.00) on April 15, 2008, and to pay interest thereon from April 8, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 15 and October 15 in each year, commencing October 15, 2003, at the rate of 3.700% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 3.700% per annum on any overdue principal and premium and on any overdue installment of interest from the dates such amounts are due until they are paid or made available for payment and such interest shall be payable on demand. Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or the maturity date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the maturity date, as the case may be, to such next Business Day. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant regular record date by virtue of having been such holder, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a subsequent special record date (which shall be at least 10 days before the payment date) for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to the Holders of Securities
(defined below) of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to DTC or any successor depository may be made by wire transfer to the account designated by DTC or such successor depository in writing.

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 19, 1994, as supplemented on October 9, 1996 (herein called, together with all indentures supplemental thereto, the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the Officers' Certificate dated April 8, 2003 establishing the terms of the Securities pursuant to the Indenture.


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

     If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     For purposes of the Securities, the definition of "Material Subsidiary" in the Indenture shall be replaced in its entirety as follows: "Material
Subsidiary" means (a) Franklin Advisers, Inc., (b) Franklin/Templeton Distributors, Inc., (c) Franklin Templeton Investor Services, LLC, (d) Templeton Global Advisors Limited, (e) Templeton Investment Counsel, LLC, (f) Franklin Mutual Advisers, LLC, (g) Fiduciary Trust Company International, (h) any other Subsidiary which owns, directly or indirectly, any of the capital stock of any of the companies listed in (a) through (g) above or any successor entity and (i) any other Subsidiary with which any of the companies listed in (a) through (g) above or any successor entity is merged or consolidated or which acquires or succeeds to a significant portion of the business, properties or assets of any of the companies listed in (a) through (g) above or any successor entity.

     The Securities may not be redeemed prior to the Stated Maturity.

     The Securities are not subject to any sinking fund.

     The Indenture contains provisions permitting, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and in this Security, the transfer of this Security may be registered on the Security Register upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for that purpose in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form

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

satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by the Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons in the denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth in the Indenture, and in this Security, the Securities are exchangeable for a like aggregate principal amount of Securities of this series in different authorized denominations, as requested by the Holders surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Security shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State.

     All terms used in this Security without definition that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  [Remainder of Page Intentionally Left Blank]


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

     Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  April 8, 2003              FRANKLIN RESOURCES, INC.

[SEAL]

                                   By:__________________________________





                                   By:__________________________________




                          CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated:  April 8, 2003              JPMORGAN CHASE BANK, as Trustee



                                   By:__________________________________


                                      as an Authorized Officer


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